UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 18, 2006

FEDERAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-23449	59-2935028

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

312 West First Street Sanford, Florida 32771

(address of principal executive offices)

(407) 323-1833

(Registrant’s telephone number, including areas code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events

          The Board of Directors of Federal Trust Corporation (“Federal Trust” or “Company”) has responded to a shareholder’s second recommendation to the Board to nominate a new director, and the shareholder’s stated intention, if such recommendation is not followed by the Board, to nominate such proposed director candidate on its own and possibly engaging in a proxy campaign with Federal Trust’s Board at the 2006 Annual Meeting.

          On March 16, 2006, a letter was sent to Federal Trust’s Board of Directors by Keefe Managers, LLC (“Keefe”), making a second request that the Board consider the appointment or nomination for election of a proposed director candidate and further stating that Keefe would in fact make its own nomination of such proposed director candidate and possibly engage in a proxy campaign in the event Federal Trust does not nominate Keefe’s proposed candidate.  On March 16, 2006, Keefe filed an amended Schedule 13D reiterating some of its concerns and intentions with regard to its investment in Federal Trust, which included certain assertions and accusations, and to which Federal Trust’s Board feels compelled to issue a response.

          The Board of Directors of Federal Trust has reviewed and considered Keefe’s request and planned actions. The Board then prepared a letter to the shareholders responding to Keefe, which is attached hereto as Exhibit 99.1 and authorized management to file this Form 8-K.

ITEM 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1     Shareholder letter. (solely furnished and not filed for purposes of Item 8.01)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2006	Federal Trust Corporation

(Registrant)

	By:	/s/ James V. Suskiewich

James V. Suskiewich
Chairman
(407) 323-1833